EXHIBIT 10.1

REDEMPTION AGREEMENT

between

PHOENIX ACQUISITION COMPANY II, L.L.C.

and

MERISEL, INC.

Dated as of January 19, 2011

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms	1

ARTICLE II

PURCHASE AND SALE

SECTION 2.01. Purchase and Sale of the Securities	3
SECTION 2.02. Purchase Price	3
SECTION 2.03. Payment of Purchase Price	3
SECTION 2.04. Closing	4

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PHOENIX

SECTION 3.01. Organization, Authority and Qualification	4
SECTION 3.02. No Conflicts; Consents	4
SECTION 3.03. Securities	5
SECTION 3.04. Accredited Investor; Investigation	5

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01. Organization, Authority and Qualification	5
SECTION 4.02. No Conflicts; Consents	6
SECTION 4.03. Securities	6

ARTICLE V

COVENANTS

SECTION 5.01. Consents and Approvals	7
SECTION 5.02. Registration Rights	7
SECTION 5.03. Resale and Transfer of Securities.	7
SECTION 5.04. Confidentiality	8
SECTION 5.05. Negotiations	8
SECTION 5.06. Further Assurances; Reasonable Best Efforts	9

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ARTICLE VI

CONDITIONS PRECEDENT TO CLOSING

SECTION 6.01. Conditions Precedent to Obligations of Phoenix	9
SECTION 6.02. Conditions Precedent to Obligations of the Company	10

ARTICLE VII

TERMINATION

SECTION 7.01. Conditions of Termination	12
SECTION 7.02. Effect of Termination	12

ARTICLE VIII

INDEMNIFICATION

SECTION 8.01. Survival	13

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.01. Expenses	13
SECTION 9.02. Notices	13
SECTION 9.03. Entire Agreement	14
SECTION 9.04. Governing Law	14
SECTION 9.05. Choice of Venue	14
SECTION 9.06. Successors and Assigns; No Third-Party Beneficiaries	15
SECTION 9.07. Amendments; Waivers	15
SECTION 9.08. Severability	15
SECTION 9.09. Counterparts	15
SECTION 9.10. Section and Paragraph Headings	16

- ii -

EXHIBITS

Exhibit A	- Certificate of Designation
Exhibit B	- Amendment No. 2 to Stock and Note Purchase Agreement
Exhibit C	- Registration Rights Agreement

SCHEDULES

Schedule 4.02	- Consent

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REDEMPTION AGREEMENT

This REDEMPTION AGREEMENT (this “Agreement”), dated as of January 19, 2011, between Phoenix Acquisition Company II, L.L.C., a Delaware limited liability company (“Phoenix”), and Merisel, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, Phoenix owns 346,163 shares of the issued and outstanding convertible preferred stock (the “Convertible Preferred Stock”) of the Company;

WHEREAS, subject to the terms and conditions set forth herein, the Company desires to authorize and issue 140,000 shares, par value $0.01 per share, of Series A Preferred Stock of the Company (the “Preferred Stock”), pursuant to the terms set forth in that certain Certificate of Designation of Series A Preferred Stock of the Company, substantially in the form attached hereto as Exhibit A (the “Certificate of Designation”); and

WHEREAS, subject to the terms and conditions set forth herein, Phoenix desires to have redeemed by the Company, and the Company desires to redeem, all of the Convertible Preferred Stock owned by Phoenix in exchange for $3,500,000.00 in cash and the Preferred Stock.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Phoenix and the Company hereby agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.01.  Certain Defined Terms.  For purposes of this Agreement:

“Action” means any claim, action, suit, arbitration, inquiry, proceeding or investigation by or before any Governmental Authority.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning set forth in the Preamble.

“Amendment No. 2 to Stock and Note Purchase Agreement” means that certain Amendment No. 2, dated on or before the Closing Date (as defined below), to the Stock and Note Purchase Agreement, dated as of September 19, 1997, by and among Phoenix, the Company and Merisel Americas, Inc., a Delaware corporation and wholly owned subsidiary of the Company, substantially in the form attached hereto as Exhibit B.

“Business Day” means a day other than a Saturday, Sunday or other day on which banks in the State of New York are required or authorized to close.

“Cash Redemption Price” has the meaning set forth in Section 2.02.

“Certificate of Designation” has the meaning set forth in the Recitals.

“Closing” has the meaning set forth in Section 2.04.

“Closing Date” has the meaning set forth in Section 2.04.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company.

“Company” has the meaning set forth in the Preamble.

“Convertible Preferred Stock” has the meaning set forth in the Recitals.

“Equity Redemption Price” has the meaning set forth in Section 2.02.

“ERISA” means the Employee Retirement Income Security Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, national, supranational, state, provincial, local, or similar government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

 “Law” means any federal, national, supranational, state, provincial, local or similar statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Lien” means any security interest, pledge, hypothecation, mortgage, lien (including environmental and tax liens), violation, charge, lease, license, encumbrance, servient easement, adverse claim, reversion, reverter, preferential arrangement, restrictive covenant, condition or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

“Outside Date” has the meaning set forth in Section 7.01(e).

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

“Phoenix” has the meaning set forth in the Preamble.

“Phoenix Representative” means any Affiliates, directors, managers, officers, employees, agents, attorneys, accountants, consultants, advisors or other representatives of Phoenix.

“Preferred Stock” has the meaning set forth in the Recitals.

“Redemption Price” has the meaning set forth in Section 2.02.

“Registration Rights Agreement” has the meaning set forth in Section 6.01(g).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Tax” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Transaction Documents” means this Agreement, the exhibits and schedules hereto, the Amendment No. 2 to Stock and Note Purchase Agreement, the Registration Rights Agreement and all other agreements, instruments certificates and other documents to be entered into or delivered by any party in connection with the transactions contemplated to be consummated pursuant to any of the foregoing.

ARTICLE II
REDEMPTION AND EXCHANGE

SECTION 2.01.  Purchase and Sale of the Securities.  Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), Phoenix hereby submits for redemption and transfers, assigns and delivers to the Company, and the Company hereby redeems and accepts all right, title and interest to the Convertible Preferred Stock owned by Phoenix, free and clear of all Liens, for the Redemption Price (as defined below).

SECTION 2.02.  Redemption Price.  The aggregate redemption price for the Convertible Preferred Stock shall consist of (a) $3,500,000.00 in cash (the “Cash Redemption Price”) and (b) the Preferred Stock (the “Equity Redemption Price” and, together with the Cash Redemption Price, the “Redemption Price”).

SECTION 2.03.  Payment of Redemption Price.  On the Closing Date, the Company shall (a) pay the Cash Redemption Price by wire transfer of immediately available funds to the account specified in writing by Phoenix at least one (1) Business Day prior to the Closing Date and (b) deliver duly executed certificates representing the Equity Redemption Price registered in the name of Phoenix.

SECTION 2.04.  Closing.  Subject to the terms and conditions set forth in this Agreement, the closing of the redemption of the Convertible Preferred Stock and exchange of the Convertible Preferred Stock and Preferred Stock (the “Closing”) shall take place at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, NY 10016 as promptly as practicable (and in any case within four (4) Business Days) after the date of the satisfaction or written waiver of the last of the conditions to the Closing set forth in Article VI (other than those conditions which, by their nature, are to be satisfied on or after the Closing Date), or at such other location and on such other date as may be mutually agreed by the parties hereto.  The date on which the Closing shall occur is sometimes referred to herein as the “Closing Date.”

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PHOENIX

Phoenix hereby represents and warrants to the Company as follows:

SECTION 3.01.  Organization, Authority and Qualification.  Phoenix is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary requisite limited liability company power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  Phoenix is duly licensed or qualified to do business and is in good standing in each jurisdiction which the operation of its business makes such licensing or qualification necessary, except to the extent that any failure to be so licensed or qualified would not adversely affect the ability of Phoenix to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents.  The execution and delivery of this Agreement and the other Transaction Documents by Phoenix, the performance by Phoenix of its obligations hereunder and thereunder and the consummation by Phoenix of the transactions contemplated hereby and thereby have been duly authorized by all requisite limited liability company action on the part of Phoenix and its members.  This Agreement has been duly executed and delivered by Phoenix, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes legal, valid and binding obligations of Phoenix, enforceable against Phoenix in accordance with their respective terms.

SECTION 3.02.  No Conflicts; Consents.  The execution, delivery and performance by Phoenix of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not: (a) violate, conflict with or result in the breach of any provision of the certificate of formation or operating agreement (or similar organizational documents) of Phoenix, (b) conflict with or violate any Law or Governmental Order applicable to Phoenix, (c) require any consent, approval, exemption, authorization or other action by, or filing with or notification to, any Governmental Entity or any other Person, or (d) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, or result in the creation of, any Lien on any of the Convertible Preferred Stock pursuant to any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which Phoenix is a party or by which any of the Convertible Preferred Stock is bound or affected, except to the extent that such conflicts, breaches, defaults or other matters would not adversely affect the ability of Phoenix to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement.

SECTION 3.03.  Securities.  There are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the Convertible Preferred Stock which obligate Phoenix to sell any of the Convertible Preferred Stock.  Phoenix is the record and beneficial owner of the Convertible Preferred Stock, and Phoenix owns the Convertible Preferred Stock free and clear of all Liens.  There are no voting trusts, stockholder or member agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of the Convertible Preferred Stock.

SECTION 3.04.  Accredited Investor; Investigation.  Phoenix (a) is an “accredited investor” as such term is defined in Rule 501 promulgated under the Securities Act, (b) is acquiring the Preferred Stock for investment and for Phoenix’s own account and not with a view to, or for resale in connection with, any distribution, except pursuant to registration under the Securities Act or an exemption from such registration available under the Securities Act, and in compliance with foreign securities laws, as applicable, (c) understands that the Preferred Stock has not been registered under the Securities Act or under any securities or blue sky laws and, as a result, are subject to substantial restrictions on transfer, (d) has had the opportunity to ask questions of, and to receive answers from, appropriate officers and employees of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the Company and the Preferred Stock and (e) has had access to such financial and other information as requested in order for the undersigned to make an informed decision as to an investment in the Company, and has had the opportunity to obtain any additional information required to verify any of such information to which the undersigned has had access.  The representations of Phoenix in this Section 3.04 are made solely to ensure that the transfer of the Preferred Stock from the Company to Phoenix complies with applicable securities laws.

SECTION 3.05.  Brokers.  Phoenix is not liable for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein or pursuant to any other Transaction Document that will be the obligation of the Company, and Phoenix is not a party to any agreement which might give rise to a valid claim against the Company for any such fee, commission or similar payment.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Phoenix as follows:

SECTION 4.01.  Organization, Authority and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to enter into this Agreement and the other Transaction Documents to which it is a party, and to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction which the operation of its business makes such licensing or qualification necessary, except to the extent that any failure to be so licensed or qualified would not adversely affect the ability of the Company to carry out its obligations under, and to consummate the transactions contemplated by, this Agreement and the Transaction Documents.  The execution and delivery of this Agreement and the other Transaction Documents by the Company, the performance by the Company of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Company.  This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Phoenix, this Agreement constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

SECTION 4.02.  No Conflicts; Consents.  Except as set forth on Schedule 4.02, the execution, delivery and performance by the Company of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not: (a) violate, conflict with or result in the breach of any provision of the certificate of incorporation or by-laws (or similar organizational documents) of the Company, (b) conflict with or violate any Law or Governmental Order applicable to the Company, (c) require any consent, approval, exemption, authorization or other action by, or filing with or notification to, any Governmental Entity or any other Person, or (d) conflict with, result in any breach of, constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment, acceleration, suspension, revocation or cancellation of, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or arrangement to which the Company is a party, which would adversely affect the ability of the Company to carry out its obligations under, and to consummate the transaction contemplated by, this Agreement.

SECTION 4.03.  Securities.  Upon the issuance, sale and delivery as contemplated by this Agreement, the Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable shares of preferred stock of the Company, entitled to the rights described in the Certificate of Designation.

SECTION 4.04.  Capitalization.  After giving effect to the transactions contemplated by this Agreement and the Transaction Documents, the authorized capital stock of the Company will consist of 30,000,000 authorized shares of Common Stock and 1,000,000 authorized shares of preferred stock, 360,000 of which preferred stock will be designated as Preferred Stock and 140,000 of which will be issued and outstanding as of the Closing Date.  As of the date hereof, 8,453,671 shares of Common Stock are issued and 7,214,784 shares of Common Stock are outstanding.  Except for options issued under the Company's stock option plans, (x) the Company has no outstanding securities convertible into or exchangeable for any shares of capital stock, (y) the Company has no outstanding rights or options for the purchase of, or agreements providing for the issue (contingent or otherwise) of, or calls, commitments or claims of any character relating to, any capital stock of the Company or any stock or securities convertible into or exchangeable for such capital stock and (z) the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of capital stock or any convertible securities, rights or options of the type described in the foregoing clause (x) or (y).

SECTION 4.05.  Brokers.  The Company is not liable for any investment banking fee, finder’s fee, brokerage payment or other like payment in connection with the origination, negotiation or consummation of the transactions contemplated herein or pursuant to any other Transaction Document that will be the obligation of Phoenix, and the Company is not a party to any agreement which might give rise to a valid claim against Phoenix for any such fee, commission or similar payment.

ARTICLE V
COVENANTS

SECTION 5.01.  Consents and Approvals.  The Company shall, at its own expense, use all commercially reasonable efforts to obtain, prior to the Closing, the consent set forth on Schedule 4.02.

SECTION 5.02.  Registration Rights.  Except as provided by the Registration Rights Agreement, the Company will not, as of the Closing Date, be under any obligation to register any of the Preferred Stock under the Securities Act.

SECTION 5.03.  Resale and Transfer of Securities.

(a)           Phoenix agrees that it will not sell or otherwise transfer the Preferred Stock except pursuant to an effective registration statement under the Securities Act or in a transaction which, in the opinion of counsel reasonably satisfactory to the Company, qualifies as an exempt transaction under the Securities Act and the rules and regulations promulgated thereunder.

(b)           For the period beginning on the Closing Date and ending on the second anniversary of the Closing Date, Phoenix shall not, and shall cause the Phoenix Representatives not to, commence any tender offer in respect of the outstanding shares of Common Stock for less than $1.25 per share.  If Phoenix or any Phoenix Representative enters into any agreement with any third party for the purchase and sale or other transfer of the Common Stock held by Phoenix or the Preferred Stock, Phoenix agrees that as a condition precedent to such transfer, such third party shall enter into a written agreement with the Company pursuant to which such third party shall agree to the terms of this Section 5.03(b); provided, however, if such third party acquires the Common Stock held by Phoenix or the Preferred Stock pursuant to either (i) a distribution thereof by Phoenix to its limited partners or (ii) a public offering, then such third party shall not be required to comply with the terms of this Section 5.03(b); and provided further that under no circumstances shall Phoenix have any obligation to enforce this Section 5.03(b) with respect to such third party or any liability as a result of any failure by any such third party to comply with this Section 5.03(b).  Any sale or transfer by Phoenix or any Phoenix Representative in violation of this Section 5.03(b) shall be null and void, and the Company shall have the right to instruct its transfer agent or any similar trust company, bank or financial institution maintaining the records of the Company’s stockholders to not transfer any shares of Common Stock or Preferred Stock subject to such invalid sale or transfer.

(c)           Following the Closing, if Phoenix or any Phoenix Representative enters into any agreement with any third party for the purchase and sale or other transfer of the Preferred Stock, Phoenix and the Phoenix Representatives agree that, as a condition precedent to such transfer, such third party shall enter into an agreement with the Company pursuant to which such third party shall agree to waive any rights pursuant to Section 6(f) of the Certificate of Designation with respect to any transfer by Phoenix or any Phoenix Representative of the Common Stock held by Phoenix.

SECTION 5.04.  Operating Company.  The Company agrees that it shall take all actions necessary to maintain its status as an operating company and shall not cause any of its assets or those of its subsidiaries to be deemed “Plan Assets” (as such term is defined by ERISA) with respect to the Company.

SECTION 5.05.  Information Rights.  The Company agrees that, so long as at least twenty percent (20%) of the shares of Preferred Stock issued by the Company on the Closing Date is outstanding, the Company will:

(a)           Annual Reports.  Furnish to each holder of shares of Series A Preferred Stock, as soon as practicable and in any event within ninety (90) days after the end of each fiscal year of the Company or such later date permitted under the Exchange Act or any other applicable securities laws, rules and regulations, an audited consolidated balance sheet as of the end of such fiscal year, an audited consolidated statement of income, and an audited consolidated statement of cash flows of the Company and its subsidiaries for such year, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein); and

(b)           Quarterly Reports.  Furnish to each such holder, as soon as practicable and in any event within forty-five (45) days of the last day of the applicable quarter-end or such later date permitted under the Exchange Act or any other applicable securities laws, rules and regulations, quarterly unaudited financial statements of each of the first three (3) fiscal quarters of the Company, including an unaudited balance sheet and an unaudited statement of income, all prepared in accordance with generally accepted accounting principles consistently applied (except as noted therein).

SECTION 5.06.  Confidentiality.  Following the Closing, Phoenix shall, and shall cause any Phoenix Representative to, maintain in confidence any confidential information, in whatever format, concerning the Company, and such confidential information shall not be disclosed or used by Phoenix or any Phoenix Representative without the Company’s prior written consent; provided, however, that no such restriction shall apply to information which is or becomes generally available to the public other than as a result of a disclosure by Phoenix or a Phoenix Representative; provided further, however, if Phoenix or a Phoenix Representative becomes legally compelled to disclose any such information as referred to in this Section 5.06, Phoenix or such Phoenix Representative shall, to the extent not prohibited by applicable Law, provide the Company with prompt written notice before such disclosure to enable the Company either to seek, at its expense, a protective order or other appropriate remedy preventing or prohibiting such disclosure or to waive compliance with the provisions of this Section 5.06 or both.

SECTION 5.07.  Negotiations.  From and after the date hereof and until the earlier to occur of the Closing Date and the termination of this Agreement pursuant to Article VII hereof, Phoenix shall not, and shall not permit any Phoenix Representatives to, directly or indirectly, encourage, solicit, engage in discussions or negotiations with, or provide any information to, any Person or group (other than the Company and its directors, officers, employees, consultants, advisors, accountants, counsel, representatives and agents) concerning any sale or other transfer of the Convertible Preferred Stock.  Phoenix shall, and shall cause the Phoenix Representatives to, immediately cease and cause to be terminated all existing discussions, conversations, negotiations and other communications with any Person conducted heretofore with respect to any such sale.  Phoenix shall promptly, and in any event within one (1) day, communicate to the Company the fact that an inquiry or communication concerning any such transaction which Phoenix, its Affiliates or any other Person acting on behalf of Phoenix or its Affiliates may receive or of which Phoenix may become aware, including the identity of the Person making such proposal, offer, inquiry or contact and the material terms and conditions thereof.

SECTION 5.08.  Further Assurances; Reasonable Best Efforts.  From time to time after the Closing Date, at the other party’s reasonable request, each of the parties hereto shall, and shall use commercially reasonable efforts to cause its representatives to, execute and deliver such other documents and instruments of conveyance and transfer and take such other actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its reasonable best efforts to fulfill or obtain the fulfillment of the conditions to the Closing as promptly as practicable.

ARTICLE VI
CONDITIONS PRECEDENT TO CLOSING

SECTION 6.01.  Conditions Precedent to Obligations of Phoenix.  The obligations of Phoenix to effect the Closing is subject to the fulfillment or written waiver, at or prior to the Closing Date, of each of the following conditions precedent:

(a)           Representations and Warranties of the Company.  The representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date (except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as such specified date or dates), and Phoenix shall have received a certificate to that effect dated as of the Closing Date and signed by an officer of the Company.

(b)           Performance of the Obligations of the Company.  The Company shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and Phoenix shall have received a certificate dated the Closing Date and signed by a duly authorized representative of the Company to that effect.

(c)           No Injunction or Action.  No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the transactions contemplated by this Agreement which has not been vacated, dismissed or withdrawn prior to the Closing Date.

(d)           Consents and Approvals.  At or prior to the Closing, the Company shall deliver to Phoenix the written consent required on Schedule 4.02, which consent shall be in full force and effect on the Closing Date.

(e)           Certificate of Designation.  The Company shall have filed the Certificate of Designation with the Secretary of State of the State of Delaware, substantially in the form attached hereto as Exhibit A.

(f)           Amendment No. 2 to Stock and Note Purchase Agreement.  The Company shall have executed the Amendment No. 2 to Stock and Note Purchase Agreement, substantially in the form attached hereto as Exhibit B.

(g)           Registration Rights Agreement.  The Company shall have executed the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

(h)           Company Closing Deliverables.  The Company shall have delivered to Phoenix:

(i)            on the Closing Date, a wire transfer of the Cash Redemption Price, as contemplated by Section 2.02;

(ii)           on the Closing Date, all instruments necessary to effect the transfer of the Equity Redemption Price, as contemplated by Section 2.02;

(iii)          a certificate of the resolutions of the Board of Directors of the Company, approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby;

(iv)          a certificate of the Secretary or Assistant Secretary of the Company, as to the incumbency of the officers executing this Agreement, and the genuineness of their signatures; and

(v)           original signature pages to this Agreement and each other Transaction Document to which it is a party.

SECTION 6.02.  Conditions Precedent to Obligations of the Company.  The obligations of Company to effect the Closing is subject to the fulfillment or written waiver, at or prior to the Closing Date, of each of the following conditions precedent:

(a)           Representations and Warranties of Phoenix.  The representations and warranties of Phoenix contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date (except for any such representations and warranties that, by their terms, speak only as of a specific date or dates, in which case such representations and warranties shall be true and correct on and as of such specified date or dates), and the Company shall have received a certificate to that effect dated the Closing Date and signed by an officer of Phoenix.

(b)           Performance of the Obligations of Phoenix.  Phoenix shall have performed in all material respects all obligations required under this Agreement to be performed by it on or before the Closing Date, and the Company shall have received a certificate dated the Closing Date and signed by a duly authorized representative of Phoenix to that effect.

(c)           No Injunction or Action.  No order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court or other Governmental Authority which prohibits or prevents the consummation of the transactions contemplated by this Agreement which has not been vacated, dismissed or withdrawn prior to the Closing Date.

(d)           Consents and Approvals.  At or prior to the Closing, the Company shall have obtained the written consent required on Schedule 4.02, which consent shall be in full force and effect on the Closing Date.

(e)           Amendment No. 2 to Stock and Note Purchase Agreement.  Phoenix shall have executed the Amendment No. 2 to Stock and Note Purchase Agreement, substantially in the form attached hereto as Exhibit B.

(f)           Registration Rights Agreement.  Phoenix shall have executed the Registration Rights Agreement, substantially in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

(g)           Phoenix Closing Deliverables.  Phoenix shall have delivered to the Company:

(i)           on the Closing Date, all instruments necessary to effect the transfer of the Convertible Preferred Stock, as contemplated by Sections 2.01 and 2.02;

(ii)          a certificate of the resolutions of the Board of Managers of Phoenix, approving and authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, and the consummation of the transactions contemplated hereby and thereby;

(iii)         a certificate of the Secretary or Assistant Secretary of Phoenix, as to the incumbency of the officers executing this Agreement, and the genuineness of their signatures; and

(iv)         original signature pages to this Agreement and each other Transaction Document to which it is a party.

ARTICLE VII
TERMINATION

SECTION 7.01.  Termination.  Notwithstanding anything to the contrary contained herein, this Agreement may be terminated at any time prior to the Closing Date:

(a)           by the mutual written agreement of Phoenix and the Company;

(b)           by the Company if Phoenix has breached any representation, warranty, covenant or agreement contained in this Agreement, such that the conditions set forth in Section 6.02(a) or Section 6.02(b), as the case may be, would not be satisfied as of any date following the date hereof; provided, however, that the Company may not terminate this Agreement pursuant to this Section 7.01(b) unless any such breach has not been cured within five (5) Business Days after written notice by the Company to Phoenix informing Phoenix of such breach, it being understood and agreed that no cure period shall be required for a breach which by its nature cannot be cured; provided further, that the Company may not terminate this Agreement pursuant to this Section 7.01(b) if it is then in material breach of the terms of this Agreement;

(c)           by Phoenix if the Company has breached any representation, warranty, covenant or agreement contained in this Agreement, such that the conditions set forth in Section 6.01(a) or Section 6.01(b), as the case may be, would not be satisfied as of any date following the date hereof; provided, however, that Phoenix may not terminate this Agreement pursuant to this Section 7.01(c) unless any such breach has not been cured within five (5) Business Days after written notice by Phoenix to the Company informing the Company of such breach, it being understood and agreed that no cure period shall be required for a breach which by its nature cannot be cured; provided further, that Phoenix may not terminate this Agreement pursuant to this Section 7.01(c) if it is then in material breach of the terms of this Agreement;

(d)           by the Company or Phoenix if (i) there shall be a final, non-appealable order of a foreign, federal or state court in effect preventing consummation of the transactions contemplated hereby; or (ii) there shall be any final action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the transactions contemplated hereby, by any Governmental Authority which would make consummation of the transactions contemplated hereby illegal; and

(e)           by the Company or Phoenix if the Closing shall not have occurred on or before January 31, 2011 (the “Outside Date”); provided, however, that if the Closing shall not have occurred on or before the Outside Date as a result of the Company’s or Phoenix’s failure to fulfill any material obligation under this Agreement, which failure has been both intentional and the cause of, or resulted in, the failure of the Closing to be consummated on or before such date, then the consent of the other party shall be required to terminate this Agreement on or following the Outside Date.

SECTION 7.02.  Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 7.01 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or, to the extent applicable, their respective officers, directors, stockholders, members or Affiliates, except (a) to the extent that such termination results from the material and intentional breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement, it being understood and agreed that no termination of this Agreement pursuant to this Article VII shall relieve any party of liability for a material and intentional breach of any provision of this Agreement occurring before such termination, (b) the terms set forth in this Section 7.02 and in Article IX shall survive any such termination of this Agreement and (c) the parties shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages and to enforce specifically any provision of this Agreement.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.01.  Survival.  All of the representations and warranties set forth in Articles III and IV of this Agreement shall survive the Closing and remain in full force and effect indefinitely.  All covenants and agreements contained in this Agreement which are to be performed post-Closing will survive the Closing in accordance with their terms.

SECTION 8.02.  Expenses.  Except as otherwise specified in this Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses, whether or not the Closing occurs.

SECTION 8.03.  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile or registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.03):

(a)           if to Phoenix:

Phoenix Acquisition Company II, L.L.C.
c/o Stonington Partners, Inc.
600 Madison Avenue
16th Floor
New York, NY  10022
Facsimile No:  (212) 339-8585
Attention: Bradley J. Hoecker

with a copy to (which copy shall not constitute notice):

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY  10022-6069
Facsimile No:  (212) 848-7179
Attention:  Clare O’Brien

(b)           if to the Company:

Merisel, Inc.
127 West 30th Street
5th Floor
New York, NY 10001
Attention:  Donald R. Uzzi and Victor L. Cisario
E-mail: donald.uzzi@merisel.com and victor.cisario@merisel.com with a copy to (which copy shall not constitute notice):

Herrick, Feinstein LLP
2 Park Avenue
New York, NY 10016
Facsimile No: (973) 274-6420
Attention: Edward B. Stevenson, Esq.

SECTION 8.04.  Specific Performance.  The parties hereto agree that irreparable damage would occur in the event that the provisions contained in this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, without the posting of any bond, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

SECTION 8.05.  Entire Agreement.  This Agreement, together with the schedules and exhibits hereto, and the other Transaction Documents contains the sole and entire agreements between the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous discussions, understanding, negotiations, and agreements (whether written or oral) among the parties with respect to the subject matter of this Agreement and the other Transaction Documents.

SECTION 8.06.  Governing Law.  This Agreement shall be governed under the laws of the State of New York, without regard to the conflicts of law provisions thereof.

SECTION 8.07.  Choice of Venue.  Each of the parties hereto irrevocably submits to the jurisdiction of the state and federal courts located in the State of New York, Southern District of New York or the New York State Supreme Court for the County of New York for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each of the parties hereto irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in any state or federal court located in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. The parties hereto hereby agree that the non-prevailing party in any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby shall pay for any and all costs, including attorney’s fees, incurred by the prevailing party in connection with any such action, suit or proceeding.

SECTION 8.08.  Successors and Assigns; No Third-Party Beneficiaries.  Neither this Agreement, the Transaction Documents nor the rights and obligations hereunder or thereunder may be assigned, subcontracted or otherwise delegated or transferred without the prior written consent of each other party hereto or thereto, as applicable.  All of the terms, covenants, representations, warranties and conditions of this Agreement will be binding upon, and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns (and in the case of indemnities, for the benefit of all persons indemnified).  Nothing herein expressed or implied is intended or will be construed to confer upon or to give any Person that is not a party hereto any rights, claims or remedies under or by reason of this Agreement or the other Transaction Documents, except for parties expressly entitled to the protection of any indemnification provision of this Agreement.

SECTION 8.09.  Amendments; Waivers.  This Agreement may be amended, modified or superseded, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by parties hereto.  No waiver of any provision of this Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.  The failure of any party at any time or times to require performance of any provisions hereof will in no manner affect the right at a later time to enforce the same.  No waiver by any party of any condition, or of any breach of any term, covenant, representation or warranty contained in this Agreement, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term, covenant, representation or warranty.

SECTION 8.10.  Severability.  If any provision of this Agreement shall become illegal, invalid, unenforceable or against public policy for any reason, or shall be held by any court of competent jurisdiction to be illegal, invalid, unenforceable or against public policy, then such provision shall be severed from this Agreement and the remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.  In lieu of each provision that becomes or is held to be illegal, invalid, unenforceable or against public policy, there shall be automatically added to this Agreement a provision as similar in substance to the objectionable provision as may be possible and still be legal, valid, enforceable and in compliance with public policy.

SECTION 8.11.  Counterparts.  This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

SECTION 8.12.  Section and Paragraph Headings.  The section and paragraph headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

PHOENIX ACQUISITION COMPANY II, L.L.C.

By:	Stonington Capital Appreciation 1994 Fund, L.P. as a member

	By:	Stonington Partners, L.P., its general partner

	By:	Stonington Partners, Inc. II, its general partner

By:	/s/ Bradley J. Hoecker
Name: Bradley J. Hoecker
Title: Partner

MERISEL, INC.

By:	/s/ Donald R. Uzzi
Name: Donald R. Uzzi
Title: Chairman of the Board, Chief Executive Officer and President

[Signature Page to Redemption Agreement]